SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K/A

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): February 21, 2008

DATAMEG CORPORATION

(Exact Name of Registrant as Specified in Charter)

Delaware	333-128060	133-134389
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2150 South 1300 East, Suite 500 Salt Lake City, Utah		84106
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code: (866) 739-3945

(Former Name or Former Address, if Changed Since Last Report): N/A

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events.

DATAMEG SUBSIDIARY NETSYMPHONY BEGINS SALES OF NEW MAESTRO SYSTEM WITH UNIQUE VoIP TEST PROBE

RALEIGH, NC (February 21, 2008) -- NetSymphony, a subsidiary of Datameg Corp (OTCBB: DTMG), today announced commencement of sales of its Maestro System that sets new standards for size, simplicity and value. The Maestro System provides valuable functions in three major areas: system assessment; assurance and service level agreement monitoring; and fault isolation and troubleshooting. Additional information can be found at www.netsymphony.com.

Maestro provides integrated management of IP services by assessing, monitoring and troubleshooting IP systems. Coupled with central servers, Maestro uses its affordable and widely disbursed M10P probes at defined measurement points to allow network operators to manage their customer’s quality experience from initial deployment through and including ensuring ongoing, high quality, voice services. The M10P probe is the smallest in the industry (1 inch by 1 inch by 4.375 inches). Its zero-configuration startup feature lets a user simply plug it in and the M10P automatically begins to perform tests and measurements without any complicated configuration required.

"Four out of 10 large organizations have struggled with VoIP deployment. Many have seen quality problems mysteriously come and go, and they have struggled to get their systems into service and operating clearly and consistently," said NetSymphony’s Dan Ference. "They’ve discovered that some routers are not friendly to voice, and they’ve had distortion problems when their calls go outside their enterprise. The M10P probe replicates a customer’s call and is able to measure the end-to-end user experience across networks and administrative boundaries. The M10P probe provides the information to determine where and what problem exists."

NetSymphony offers a unique sales approach. Customers may take advantage of the NetSymphony technology either by purchasing monitoring and troubleshooting through NetSymphony’s VoIP Deployment and Quality Management Services or by purchasing their own complete Maestro Systems outright for integration into their existing infrastructure.

"Minimal intervention is required to get it up and running. You don’t need hordes of people out there to diagnose your problems," Ference said. "Maestro can make VoIP deployment and quality management easy and affordable."

About Datameg

Datameg Corporation (OTCBB: DTMG) is a diversified holding company with subsidiaries in the technology industry and in food packaging products. Datameg’s wholly-owned subsidiaries Net Symphony and QoVox Corporation design, develop and offer network-wide fault identification, fault isolation and voice quality assurance products and critical real-time network health and performance monitoring services for both providers and end-users of Internet telephony, now commonly referred to as Voice Over Internet Protocol (VOIP). Computer Ctr.Com provides a wide range of technology solutions and is a strategic technology supplier to QoVox and Net Symphony. American Marketing and Sales, Inc. D/B/A Innovative Designs markets finished food packaging products nationwide to major supermarkets and food retailers. For more information on our subsidiaries, visit our web site at www.datameg.com/ir.html

Certain statements contained herein are forward looking. These forward-looking statements are based on our current expectations and are subject to a number of risks, uncertainties and assumptions. Many factors could cause actual results to differ significantly from these statement, including our history of operating losses, our need for additional financing, a failure of our products to perform as expected, introduction of competing products by other companies, pressures on prices from competitors and/or customers, regulatory obstacles to new product introductions, lack of acceptance of our products and changes in the VOIP and technology industries. These risks, uncertainties and assumptions are detailed in documents filed by us with the Securities and Exchange Commission. The Company cautions that the foregoing list of important factors is not exclusive. Any forward-looking statements are made as of the date of the document in which they appear. The Company does not undertake to update any forward-looking statement that may be made from time to time by or on behalf of the company.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Datameg Corporation

Dated: February 21, 2008	By:	/s/ James Murphy
James Murphy, Chairman and Chief Executive Officer